Exhibit 99.1

F O R I M M E D I A T E R E L E A S E	August 5, 2008
For more information contact:
Scott Estes - (419) 247-2800
Mike Crabtree - (419) 247-2800
Health Care REIT, Inc.
Reports Second Quarter Results
Toledo, Ohio, August 5, 2008...... Health Care REIT, Inc. (NYSE: HCN) today announced operating results for the company’s second quarter ended June 30, 2008.
“Our successful investment program, highlighted by record second quarter gross investments of $488 million, drove very strong 12% quarterly FFO growth,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “In addition, our line of credit, proven access to capital and proceeds from strategic dispositions provide liquidity to capitalize on additional investment opportunities throughout the remainder of the year.”
Recent Highlights.
•	Achieved record 2Q08 normalized FFO of $0.87 per share, up 12%

•	Achieved record 2Q08 normalized FAD of $0.82 per share, up 12%

•	Completed record 2Q08 gross investments totaling $488.2 million

•	Completed 2Q08 net new investments totaling $354.9 million

•	Issued 4.6 million shares of common stock, which generated $193.0 million in net proceeds in July

•	Increasing 2008 normalized FFO guidance to a range of $3.33 to $3.39 per share from $3.30 to $3.38 per share

•	Increasing 2008 normalized FAD guidance to a range of $3.08 to $3.14 per share from $3.04 to $3.12 per share
Key Performance Indicators.

	2Q08	2Q07	Change	2008	2007	Change
Net income available to common stockholders (NICS) p er diluted share	$1.74	$0.32	444%	$2.12	$0.64	231%
Normalized FFO per diluted share	$0.87	$0.78	12%	$1.68	$1.54	9%
Normalized FAD per diluted share	$0.82	$0.73	12%	$1.57	$1.43	10%
Dividends per common share (1)	$0.68	$0.66	3%	$1.34	$1.30	3%
Normalized FFO Pay out Ratio	78%	85%		80%	84%
Normalized FAD Pay out Ratio	83%	90%		85%	91%

(1)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in 2007.
2Q08 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

		NICS			FFO			FAD

	2Q08	2Q07	Change	2Q08	2Q07	Change	2Q08	2Q07	Change
Per diluted share	$1.74	$0.32	444%	$0.87	$0.75	16%	$0.91	$0.74	23%
Includes impact of:
Gain (loss) on sales of real property (1)	$1.32	$0.01
One-time acquisition finders’ fees (2)		($0.02)			($0.02)			($0.02)
Prepaid/straight-line rent cash receipts (3)							$0.09	$0.04
Per diluted share — normalized (a)				$0.87	$0.78	12%	$0.82	$0.73	12%

(a)	Amounts may not sum due to rounding
(1)	$118,168,000 and $1,033,000 of gains in 2Q08 and 2Q07, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees in 2Q07.

(3)	$7,922,000 and $2,832,000 of receipts in 2Q08 and 2Q07, respectively.

2Q08 Earnings Release	August 5, 2008
2008 Year-To-Date Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

		NICS			FFO			FAD

	2008	2007	Change	2008	2007	Change	2008	2007	Change
Per diluted share	$2.12	$0.64	231%	$1.68	$1.51	11%	$1.70	$1.47	16%
Includes impact of:
Gain (loss) on sales of real property (1)	$1.34	$0.03
One-time acquisition finders’ fees (2)		($0.02)			($0.02)			($0.02)
Debt extinguishment gain (3)	$0.02			$0.02			$0.02
Cash receipts — prepaid/straight-line rent (4)							$0.12	$0.06
Per diluted share — normalized (a)				$1.68	$1.54	9%	$1.57	$1.43	10%

(a)	Amounts may not sum due to rounding
(1)	$118,194,000 and $2,010,000 of gains in 2008 and 2007, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees in 2007.

(3)	$1,326,000 of debt extinguishment gains in 2008.

(4)	$10,897,000 and $4,910,000 of receipts in 2008 and 2007, respectively.
Dividends for Second Quarter 2008. As previously announced, the Board of Directors declared a dividend for the quarter ended June 30, 2008 of $0.68 per share, as compared to $0.66 per share for the same period in 2007. The dividend will be paid on August 20, 2008 and will be the company’s 149th consecutive quarterly dividend payment.
Outlook for 2008. The company affirms its investment guidance for 2008 in a range of $1.1 billion to $1.4 billion, including acquisitions in a range of $700 to $900 million, development funding in a range of $400 to $500 million and dispositions in a range of $300 to $400 million. Net investment guidance remains unchanged at a range of $700 million to $1.1 billion.
The company is revising its 2008 earnings guidance. Normalized FFO has been increased to a range of $3.33 to $3.39 per diluted share from $3.30 to $3.38 per diluted share. Normalized FAD has been increased to a range of $3.08 to $3.14 per diluted share from $3.04 to $3.12 per diluted share. Due to the significant gains recognized on second quarter real property dispositions, net income available to common stockholders has been increased to a range of $2.83 to $2.89 per diluted share from $1.50 to $1.58 per diluted share.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Wednesday, August 6, 2008 at 9:00 a.m. Eastern Time to discuss its second quarter 2008 results, industry trends, portfolio performance and outlook for 2008. Telephone access will be available by dialing 800-926-7061 or 913-312-1375 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through August 20, 2008. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 5496936. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In

2Q08 Earnings Release	August 5, 2008
response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., with headquarters in Toledo, Ohio, is an equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. The company also offers a full array of property management and development services. As of June 30, 2008, the company’s broadly diversified portfolio consisted of 635 properties in 38 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

2Q08 Earnings Release	August 5, 2008
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	June 30,
	2008	2007

Assets
Real estate investments:
Real property owned
Land and land improvements	$480,481	$403,460
Buildings and improvements	4,486,489	4,086,599
Acquired lease intangibles	134,636	136,589
Real property held for sale, net of accumulated depreciation	42,153	24,520
Construction in progress	369,833	173,408

	5,513,592	4,824,576
Less accumulated depreciation and intangible amortization	(535,381)	(414,628)

Total real property owned	4,978,211	4,409,948
Loans receivable	497,133	250,238
Less allowance for losses on loans receivable	(7,406)	(7,406)

	489,727	242,832

Net real estate investments	5,467,938	4,652,780

Other assets:
Equity investments	1,287	4,700
Deferred loan expenses	27,067	19,036
Cash and cash equivalents	25,078	38,472
Restricted cash	149,694	17,016
Receivables and other assets	133,950	92,800

	337,076	172,024

Total assets	$5,805,014	$4,824,804

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$744,000	$364,400
Senior unsecured notes	1,847,555	1,539,155
Secured debt	465,399	500,811
Liability to subsidiary trust issuing preferred securities	0	52,195
Accrued expenses and other liabilities	107,267	98,545

Total liabilities	3,164,221	2,555,106

Minority interests	7,669	2,294

Stockholders’ equity:
Preferred stock	305,681	338,993
Common stock	89,981	80,752
Capital in excess of par value	2,551,620	2,181,830
Treasury stock	(5,110)	(3,941)
Cumulative net income	1,273,251	994,463
Cumulative dividends	(1,577,301)	(1,327,018)
Accumulated other comprehensive income	(8,546)	(135)
Other equity	3,548	2,460

Total stockholders’ equity	2,633,124	2,267,404

Total liabilities and stockholders’ equity	$5,805,014	$4,824,804

2Q08 Earnings Release	August 5, 2008
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues:
Rental income	$124,828	$105,023	$244,868	$203,641
Interest income	9,175	6,576	18,267	11,725
Other income	1,885	1,144	3,601	2,737

Gross revenues	135,888	112,743	266,736	218,103

Expenses:
Interest expense	31,948	31,692	65,043	61,601
Property operating expenses	11,375	8,657	22,742	15,825
Depreciation and amortization	38,475	33,278	76,874	64,805
General and administrative expenses	10,575	9,957	22,904	19,738
Loan expense	1,753	1,236	3,524	2,503
Loss (gain) on extinguishment of debt	0	0	(1,326)	0

Total expenses	94,126	84,820	189,761	164,472

Income from continuing operations before income taxes and minority interests	41,762	27,923	76,975	53,631

Income tax (expense) benefit	(44)	69	(1,323)	58

Income from continuing operations before minority interests	41,718	27,992	75,652	53,689

Minority interests	(65)	(161)	(127)	(286)

Income from continuing operations	41,653	27,831	75,525	53,403

Discontinued operations:
Gain (loss) on sales of properties	118,168	1,033	118,194	2,010
Income (loss) from discontinued operations, net	2,576	3,073	5,277	6,197

	120,744	4,106	123,471	8,207

Net income	162,397	31,937	198,996	61,610
Preferred dividends	5,784	6,317	11,931	12,634

Net income available to common stockholders	$156,613	$25,620	$187,065	$48,976

Average number of common shares outstanding:
Basic	89,294	79,060	87,698	76,159
Diluted	89,853	79,546	88,223	76,714

Net income available to common stockholders per share:
Basic	$1.75	$0.32	$2.13	$0.64
Diluted	1.74	0.32	2.12	0.64

Common dividends per share	$0.68	$0.66	$1.34	$0.9591

2Q08 Earnings Release	August 5, 2008
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income available to common stockholders	$156,613	$25,620	$187,065	$48,976
Depreciation and amortization (1)	39,630	35,547	79,203	69,408
Loss (gain) on sales of properties	(118,168)	(1,033)	(118,194)	(2,010)
Minority interests	(87)	(155)	(174)	(187)

Funds from operations	77,988	59,979	147,900	116,187
One-time acquisition finder’s fees	0	1,750	0	1,750
Loss (gain) on extinguishment of debt	0	0	(1,326)	0
Non-recurring income tax expense	0	0	1,325	0

Funds from operations — normalized	$77,988	$61,729	$147,899	$117,937

Average common shares outstanding:
Basic	89,294	79,060	87,698	76,159
Diluted	89,853	79,546	88,223	76,714

Per share data:
Net income available to common stockholders
Basic	$1.75	$0.32	$2.13	$0.64
Diluted	1.74	0.32	2.12	0.64

Funds from operations
Basic	$0.87	$0.76	$1.69	$1.53
Diluted	0.87	0.75	1.68	1.51
Funds from operations — normalized
Basic	$0.87	$0.78	$1.69	$1.55
Diluted	0.87	0.78	1.68	1.54

FFO Payout Ratio
Dividends per common share (2)	$0.68	$0.66	$1.34	$1.30
FFO per diluted share	$0.87	$0.75	$1.68	$1.51

FFO payout ratio	78%	88%	80%	86%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.68	$0.66	$1.34	$1.30
FFO per diluted share — normalized	$0.87	$0.78	$1.68	$1.54

FFO payout ratio — normalized	78%	85%	80%	84%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the six months ended June 30, 2007.

2Q08 Earnings Release	August 5, 2008
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income available to common stockholders	$156,613	$25,620	$187,065	$48,976
Depreciation and amortization (1)	39,630	35,547	79,203	69,408
Loss (gain) on sales of properties	(118,168)	(1,033)	(118,194)	(2,010)
Minority interests	(9)	(82)	(17)	(87)
Gross straight-line rental income	(5,034)	(3,878)	(10,370)	(8,109)
Prepaid/straight-line rent receipts	7,923	2,832	10,898	4,910
Amortization related to above (below) market leases, net	(199)	(464)	(462)	(924)
Amortization of deferred loan expenses	1,753	1,236	3,524	2,503
Cap Ex, tenant improvements, lease commissions	(1,162)	(762)	(1,927)	(1,825)

Funds available for distribution	81,347	59,016	149,720	112,842
One-time acquisition finder’s fees	0	1,750	0	1,750
Loss (gain) on extinguishment of debt	0	0	(1,326)	0
Non-recurring income tax expense	0	0	1,325	0
Prepaid/straight-line rent receipts	(7,923)	(2,832)	(10,898)	(4,910)

Funds available for distribution — normalized	$73,424	$57,934	$138,821	$109,682

Average common shares outstanding:
Basic	89,294	79,060	87,698	76,159
Diluted	89,853	79,546	88,223	76,714

Per share data:
Net income available to common stockholders
Basic	$1.75	$0.32	$2.13	$0.64
Diluted	1.74	0.32	2.12	0.64

Funds available for distribution
Basic	$0.91	$0.75	$1.71	$1.48
Diluted	0.91	0.74	1.70	1.47

Funds available for distribution — normalized
Basic	$0.82	$0.73	$1.58	$1.44
Diluted	0.82	0.73	1.57	1.43

FAD Payout Ratio
Dividends per common share (2)	$0.68	$0.66	$1.34	$1.30
FAD per diluted share	$0.91	$0.74	$1.70	$1.47

FAD payout ratio	75%	89%	79%	88%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.68	$0.66	$1.34	$1.30
FAD per diluted share — normalized	$0.82	$0.73	$1.57	$1.43

FAD payout ratio — normalized	83%	90%	85%	91%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the six months ended June 30, 2007.

2Q08 Earnings Release	August 5, 2008
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Previous Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2008		December 31, 2008
	Low	High	Low	High
FFO Reconciliation:
Net income available to common stockholders	$135,677	$142,927	$256,494	$261,994
Loss (gain) on sales of properties	(26)	(26)	(118,194)	(118,194)
Depreciation and amortization (1)	163,000	163,000	163,000	163,000

Funds from operations	298,651	305,901	301,300	306,800
Loss (gain) on extinguishment of debt	(1,326)	(1,326)	(1,326)	(1,326)
Non-recurring income tax expense	1,325	1,325	1,325	1,325

Funds from operations — normalized	$298,650	$305,900	$301,299	$306,799

Per share data (diluted):
Net income available to common stockholders	$1.50	$1.58	$2.83	$2.89
Funds from operations	3.30	3.38	3.33	3.39
Funds from operations — normalized	3.30	3.38	3.33	3.39

FAD Reconciliation:
Net income available to common stockholders	$135,677	$142,927	$256,494	$261,994
Loss (gain) on sales of properties	(26)	(26)	(118,194)	(118,194)
Depreciation and amortization (1)	163,000	163,000	163,000	163,000
Gross straight-line rental income	(22,500)	(22,500)	(22,500)	(22,500)
Prepaid/straight-line rent receipts	2,975	2,975	10,898	10,898
Amortization related to above/below market leases	(1,000)	(1,000)	(1,000)	(1,000)
Amortization of deferred loan expenses	7,250	7,250	7,250	7,250
Cap Ex, tenant improvements, lease commissions	(7,500)	(7,500)	(6,000)	(6,000)

Funds available for distribution	277,876	285,126	289,948	295,448
Loss (gain) on extinguishment of debt	(1,326)	(1,326)	(1,326)	(1,326)
Non-recurring income tax expense	1,325	1,325	1,325	1,325
Prepaid/straight-line rent receipts	(2,975)	(2,975)	(10,898)	(10,898)

Funds available for distribution — normalized	$274,900	$282,150	$279,049	$284,549

Per share data (diluted):
Net income available to common stockholders	$1.50	$1.58	$2.83	$2.89
Funds available for distribution	3.07	3.15	3.20	3.26
Funds available for distribution — normalized	3.04	3.12	3.08	3.14

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.